Exhibit 21.1

                           American Land Lease, Inc.

                        Subsidiaries as of March 19, 2001


AIC Home Sales Corp.                      CAX Savanna, L.L.C.
AIC Management Corporation                CAX White Sands, L.L.C.
AIC Management Holdings, L.L.C.           Commercial Assets Finance, Inc.
AIC Property Management Company, L.L.C.   Fiesta MHP Investors, L.L.C.
AIOP Brentwood West, L.L.C.               Fiesta SPE, L.L.C.
AIOP Florida Properties I, L.L.C.         Fiesta/Encanta MHP, L.L.C.
AIOP Florida Properties II, L.L.C.        Lakeshore Utilities, Inc.
AIOP Gulfstream Harbor, L.L.C.            Lakeshore Utilities, L.L.C.
AIOP Gulfstream Outlot I, L.L.C.          Riverside Golf Course and Marina,
                                          L.L.C.
AIOP Gulfstream Outlot II, L.L.C.         Riverside Utilities, L.L.C.
AIOP Gulfstream Outlot III, L.L.C.        Royal Palm Village, L.L.C.
AIOP Lost Dutchman Notes, L.L.C.          Southern Palms MHP, L.L.C.
AIOP Mullica, L.L.C.                      ALL TRS Holding Company, Inc.
AIOP Serendipity, L.L.C.                  Marina Dunes at Montery, L.L.C.
Asset Investors Acceptance, Inc.
CAX Saddlebrook, LLC
Asset Investors Finance Corporation
Asset Investors Funding Corporation
Asset Investors Mortgage Funding
Corporation
Asset Investors Operating Partnership,
L.P.
Asset Investors Secured Finance
Corporation
Prime Forest Partners
Casa Encanta Commercial, L.L.C.
CAX Acquisition Corp.
CAX Cannery, L.L.C.
CAX Cypress Greens II, L.L.C.
CAX Cypress Greens, L.L.C.
CAX DTR Securitization Corp.
CAX La Casa Blanca East, L.L.C.
CAX La Casa Blanca Mini-Storage, L.L.C.
CAX La Casa Blanca, L.L.C.
CAX Lakeshore, L.L.C.
CAX New Era Homes, L.L.C.
CAX Rancho Mirage, L.L.C.
CAX Riverside II, L.L.C.
CAX Riverside III, L.L.C.
CAX Riverside Maintenance, L.L.C.
CAX Riverside, L.L.C.
CAX Saddlebrook, L.L.C.